The Peck Company Holdings, Inc. Announces $15 Million Common Stock Purchase Agreement with Lincoln Park Capital Fund and Multiple Credit Facilities with NBT Bank, N.A. to Support its Long-Term Growth

South Burlington, VT, October 1, 2019 – The Peck Company Holdings. Inc. (NasdaqCM:PECK) (“PECK” or the “Company”), a leading commercial solar engineering, procurement and construction (EPC) company, announced today that it has engaged two complementary financing strategies to support the Company’s planned growth. PECK has entered into agreements with NBT Bank, N.A. (“NBT”), an American financial institution and subsidiary of NBT Bancorp Inc. (NasdaqGS:NBTB) that serves north-eastern states, will provide a short term working capital line of credit and construction loans while also re-financing long-term debt on Company owned solar arrays. PECK has also entered into a common stock purchase agreement and registration rights agreement (together, the “Agreements”) with Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based institutional investor, pursuant to which the Company has the right, in its sole discretion, to sell to LPC up to $15.0 million worth of shares over a 24-month period. The Company will control the timing and amount of any sales to LPC, and LPC is obligated to make purchase in accordance with the Agreements. The combination of both financing strategies from NBT and LPC is a model that PECK management believes provides the Company with additional resources and flexibility to execute its growth strategy.

There are no upper limits to the price per share LPC may pay to purchase common stock subject to the Agreement and the purchase price of the shares will be based on the then prevailing market prices of the Company’s shares at the time of each sale to LPC. No warrants, derivatives, financial or business covenants are associated with the Agreements and LPC has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of shares of the Company’s common stock. The Agreements may be terminated by the Company at any time, at its sole discretion, without any cost or penalty.

The Peck Company’s Chief Financial Officer, John Sullivan commented, “We are very happy to partner with both NBT Bank and Lincoln Park Capital. We are confident that the existing capital structure will support our short-term operational cash flow requirements while providing the flexibility to achieve our long-term growth targets. We continue to provide expert Solar EPC services while exploring asset acquisition and M&A opportunities, and these platforms allow us the flexibility to pursue new revenue opportunities.”

The Peck Company’s Chief Executive Officer, Jeffrey Peck commented, “We continue to execute on our growth strategy announced in June 2019. These agreements are another step that builds on our nearly 50-year foundation as an industry leader. In Q3 2019, we completed construction of the first two projects and started construction of the third project in the portfolio of seven projects that PECK acquired earlier this year. The access to capital provided by NBT and LPC increases our capacity to work with developers to create a consistent pipeline of additional project portfolios to construct and to sell or own.”

A more detailed description of the Agreements is set forth in PECK’s Current Reports on Form 8-K as filed with the SEC.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About The Peck Company Holdings, Inc.

Headquartered in South Burlington, VT, The Peck Company Holdings, Inc., is a 2nd-generation family business founded in 1972 and rooted in values that align people, purpose, and profitability. Ranked by Solar Power World as the largest commercial solar contractor in the Northeast and one of the largest in U.S., The Peck Company provides engineering, procurement and construction (EPC) services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and public works projects. The Peck Company Holdings, Inc. has installed over 100MW of solar systems since inception and is focused on profitable growth opportunities. For more information, please visit www.peckcompany.com.

About Lincoln Park Capital Fund, LLC.

LPC is an institutional investor headquartered in Chicago, Illinois. LPC’s experienced professionals manage a portfolio of investments in public and private entities. These investments are in a wide range of companies and industries emphasizing life sciences, specialty financing, energy and technology. LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency. For more information, visit www.lpcfunds.com.

Forward looking statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

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